EXHIBIT 10.77

Cadence Design Systems, Inc.
Incentive Stock Award Agreement
1995 Directors Stock Incentive Plan

Cadence Design Systems, Inc. (the “Company”), pursuant to the 1995 Directors Stock Incentive Plan (the “Plan”), hereby grants you an Incentive Stock Award (the “Award”) as set forth below. This Award is subject to the terms and conditions set forth in this Incentive Stock Award Agreement (this “Agreement”) and in the Plan; provided, however, that in the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall prevail. Capitalized terms that are not defined herein shall have the meanings set forth in the Plan.

Participant:
ID Number:
Incentive Stock Award Number:
Date of Award:
Vesting Commencement Date:
Number of Shares Subject to Incentive Stock Award:

Vesting Schedule:
100% of the shares vest fully on the first anniversary of the Date of Award; provided, however, that the Non-Employee Director, during the period from the Date of Award to such vesting date, he or she has continuously served as a member of the Company's Board of Directors (the “Board”), whereupon the shares subject to this Award shall become fully vested.

Status of Award. On the Date of Award, the total number of shares of Common Stock subject to the Award, as set forth above, will be issued in the Non-Employee Director's name and will be deposited into an escrow account with the Company's designated stock transfer agent, pending vesting of the shares. The shares of Common Stock are subject to forfeiture until the Awards have vested and the restrictions on the shares have lapsed in accordance with the Vesting Schedule (as set forth above) and the terms and conditions set forth in this Agreement. The Non-Employee Director shall have all voting rights and rights to dividends and other distributions with respect to such shares of Common Stock as of the Date of Award.
Vesting Restrictions. On the applicable vesting date, the restrictions on each share of Common Stock (subject to adjustment under the Plan) shall lapse and the shares of Common Stock made available to the Non-Employee Director or, in the event of the Non-Employee Director's death, to the Non-Employee Director's estate or heirs, provided that the Non-Employee Director has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of such shares. No fractional shares will be issued under this Agreement.
Termination of Service as a Director. In the event of the termination of the Non-Employee Director's service on the Board for any reason, the Non-Employee Director's Award shall immediately cease to vest and any rights to the underlying shares of Common Stock shall be forfeited on the effective date of termination of his or her service on the Board. The Non-Employee Director's service on the Board will be deemed to have terminated effective as of the date the Non-Employee Director is no longer serving on the Board. The Board or its designated Committee shall have the exclusive discretion to determine when the Non-Employee Director's service on the Board has terminated for purposes of the Award. Further, the Board or its designated Committee shall have the exclusive discretion to determine whether and to what extent a Non-Employee Director's continued service with the Company in a capacity other than Board membership shall result in continued vesting of the Award.

Upon termination, any shares of Common Stock forfeited by the Non-Employee Director shall be surrendered to the Company without payment of any consideration.
Board Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Board or its designated Committee in its sole and absolute discretion. Such decision shall be final and binding.
Transfer Restrictions. Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of shares subject to the Award prior to the date the restrictions on the shares lapsed and the shares are made available to the Non-Employee Director pursuant to this Agreement shall be strictly prohibited and void.
Securities Law Compliance. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales or other subsequent transfers of any shares of Common Stock issued as a result of or under this Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act, or any other similar applicable law (whether U.S. or foreign law) covering the Award and/or the shares of Common Stock subject to the Award, (iii) restrictions designed to delay and/or coordinate the timing and manner of sales by participants, and (iv) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the shares of Common Stock must also comply with other applicable laws and regulations governing the sale of such shares.
Certain Conditions of the Award. In accepting the Award, the Non-Employee Director acknowledges that:

(a)	The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)
The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past. All decisions with respect to future award grants, if any, will be at the sole discretion of the Company;

(c)
The Non-Employee Director's participation in the Plan shall not create a right to further service on the Board and shall not interfere with the general manner in which Non-Employee Directors are elected to the Board;

(d)	The Award and the Non-Employee Director's participation in the Plan will not be interpreted to form an employment contract or service contract or relationship with the Company or any Affiliate;

(e)	The Non-Employee Director is voluntarily participating in the Plan;

(f)
The Award and the shares of Common Stock subject to the Award are extraordinary items that do not constitute compensation of any kind for services of any of any kind rendered to the Company or any Affiliate, and which is outside the scope of the Non-Employee Director's service on the Board; and

(g)	The future value of the shares of Common Stock subject to the Award is unknown and cannot be predicted with certainty.

Responsibility for Taxes. The Non-Employee Director acknowledges that the ultimate liability for all tax-related items related to the Non-Employee Director's participation in the Plan (the “Tax-Related Items”) is and remains the Non-Employee Director's responsibility. The Non-Employee Director further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement, or the receipt of any dividends, and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Non-Employee Director's liability for Tax-Related Items or achieve any particular tax result. Further, if the Non-Employee Director has become subject to tax in more than one jurisdiction between the Date of Award and the date of any relevant taxable event, the Non-Employee Director acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Company may refuse to make available the shares of Common Stock or the proceeds of the sale of such shares if the Non-Employee Director fails to comply with his or her obligations in connection with the Tax-Related Items.
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Non-Employee Director by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party's signature to this Agreement or at such other address as such party may designate in writing from time to time to the other party.

(a)
Description of Electronic Delivery. The Plan documents, including but not limited to the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company's stockholders, may be delivered to the Non-Employee Director electronically. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)
Consent to Electronic Delivery. The Non-Employee Director acknowledges that the Non-Employee Director has read the “Delivery of Documents and Notices” section of this Agreement and consents to the electronic delivery of the Plan documents and Agreement, as described in this section. The Non-Employee Director acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Non-Employee Director by contacting the Company by telephone or in writing. The Non-Employee Director further acknowledges that the Non-Employee Director will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Non-Employee Director understands that the Non-Employee Director must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Non-Employee Director may revoke his or her consent to the electronic delivery of documents described in this section or may change the electronic mail address to which such documents are to be delivered (if Non-Employee Director has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Non-Employee Director understands that he or she is not required to consent to electronic delivery of documents as described in this section.

Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Governing Law; Venue. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Non-Employee Director's participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Non-Employee Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Acceptance. Your right to the Award will be forfeited unless you accept and acknowledge below within 30 days, unless, however, you have received an extension from the Company in writing.

Cadence Design Systems, Inc.

By:

Acknowledged and Agreed:

Dated:

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